Exhibit 99.1

DRI CORPORATION ANNOUNCES LONG-TERM REVENUE GUIDANCE

Three-Year Strategic Plan Projects a Fiscal Year 2011 Run Rate Exceeding $120 Million

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Board of Directors has reviewed and approved management’s strategic plan, which projects a three-year run rate exceeding $120 million in fiscal year 2011.

David L. Turney, Chairman, President, and Chief Executive Officer, said: “Management has completed the Company’s three-year strategic planning cycle, which typically takes place each year during third quarter, and received approval from our Board of Directors. Based on our served market and technology plans, we believe we can achieve a three-year run rate exceeding $120 million in fiscal year 2011.”

Mr. Turney also reaffirmed management’s expectations of posting fiscal year 2008 earnings in the upper end of a 14 cents to 17 cents range.

“For third quarter 2008, we reaffirm our expectations of exceeding the revenues posted in the same period last year and also posting a profit. For fiscal year 2008, we reaffirm our earnings guidance in the upper end of a 14 cents to 17 cents range. We are in the process of working on our fiscal year 2009 detailed operating plans, and we expect to announce fiscal year 2009 earnings guidance later this year,” Mr. Turney said.

In addition, while Mr. Turney is concerned about the present situation of the world’s credit markets, he remains cautiously optimistic about DRI’s prospects given management’s actions in July 2008 to update its credit facilities.

“Long-term market drivers for the global transit industry include traffic grid-lock, high fuel prices, environmental issues, and the continued need to provide safe and secure transportation systems–points of worldwide concern that tend to be with us come rain or shine. Since our core products address these areas, we remain excited about the Company’s prospects in the global mass transportation markets,” Mr. Turney said.

MARK YOUR CALENDAR

The Company expects to file with the Securities and Exchange Commission its Form 10-Q for third quarter 2008 on or about Nov. 14, 2008.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues, expectations of profitability, expected business and revenue growth trends, future annualized revenue run rates, anticipated increases in shareholder value, and expectations regarding the Company’s ongoing business plan and working capital position, expectations for transit industry support for the Company; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that forecasted future revenues, that our expectations as to future business and revenue growth trends, future annualized run rates, increases in shareholder value, and expectations regarding the Company’s ongoing business plan and/or working capital position may not prove accurate over time, or that the transit industry does not provide the expected support we anticipate, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Aug. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
Veronica B. Marks
Manager, Corporate Communications
DRI Corporation
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
David C. Calusdian
Executive Vice President and Partner
Sharon Merrill Associates, Inc.
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com